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                                                                    EXHIBIT 10.5

                             SUBSCRIPTION AGREEMENT

                                      among

                         ARDENT HEALTH SERVICES, LLC

                                      and

                    WELSH, CARSON, ANDERSON & STOWE IX, L.P.,

                             FFT PARTNERS II, L.P.,

                      BANCAMERICA CAPITAL INVESTORS I, L.P.

                                       and

              THE SEVERAL OTHER PURCHASERS LISTED ON ANNEX I HERETO

                          Dated as of September 25, 2001

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                                TABLE OF CONTENTS

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                                                                                               PAGE
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I    PURCHASE AND SALE OF ADDITIONAL UNITS

     SECTION 1.01      The Right to Purchase Additional Units  .............................     2
     SECTION 1.02      Issuance and Sale of Additional Units ...............................     3
     SECTION 1.03      Subsequent Closing Dates ............................................     4
     SECTION 1.04      Termination of Agreement with Respect to BA .........................     4

II   REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     SECTION 2.01      Formation and Qualifications.........................................     4
     SECTION 2.02      Validity of Agreement and Transactions ..............................     4
     SECTION 2.03      Membership Interests ................................................     5
     SECTION 2.04      Governmental Approvals ..............................................     5
     SECTION 2.05      Offering of the Additional Units ....................................     5
     SECTION 2.06      Legal Actions or Proceedings ........................................     6

III  REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS

     SECTION 3.01      Authorization .......................................................     6
     SECTION 3.02      Validity ............................................................     6
     SECTION 3.03      Investment Representations ..........................................     6
     SECTION 3.04      Governmental Approvals ..............................................     7

IV   CONDITIONS PRECEDENT

     SECTION 4.01      Conditions Precedent to the Obligations of the Purchasers with
                       Respect to Each Subsequent Closing ..................................     7
     SECTION 4.02      Conditions to the Obligations of the Company with Respect to
                       Each Subsequent Closing .............................................     9

V    COVENANTS

     SECTION 5.01      Consents and Approvals  .............................................    10
     SECTION 5.02      Compliance with Laws ................................................    10
     SECTION 5.03      Notice of Certain Events ............................................    10
     SECTION 5.04      Use of Proceeds .....................................................    11
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VI   MISCELLANEOUS

     SECTION 6.01      Expenses, Etc .......................................................    11
     SECTION 6.02      Survival of Agreements ..............................................    11
     SECTION 6.03      Parties in Interest .................................................    11
     SECTION 6.04      Notices .............................................................    11
     SECTION 6.05      Entire Agreement; Modifications .....................................    13
     SECTION 6.06      Counterparts ........................................................    13
     SECTION 6.07      Assignment ..........................................................    13
     SECTION 6.08      Governing Law .......................................................    13

TESTIMONIUM
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                                       ii

                         INDEX TO ANNEXES AND SCHEDULES

Annex              Description

I                  Purchasers, Initial Units Purchased and Maximum
                   Additional Units

II                 Form of Opinion of Reboul, MacMurray, Hewitt, Maynard &
                   Kristol

Schedule           Description

2.01               Company Ownership of Stock or Other Interests

2.03               Membership Interests

                  SUBSCRIPTION AGREEMENT dated as of September 25, 2001 among ARDENT HEALTH SERVICES LLC, a Delaware limited liability company (the "Company"), and Welsh, Carson, Anderson & Stowe IX, L.P. ("WCAS IX") and the several purchasers listed on Annex I hereto (collectively, "WCAS"), FFT Partners II, L.P. ("FFT"), and BANCAMERICA CAPITAL INVESTORS I, L.P. ("BA") (WCAS, FFT and BA being hereinafter at times referred to individually as a "Purchaser" and collectively as the "Purchasers").

                  WHEREAS, the Company has been formed to engage in the business of owning medical/surgical hospitals and behavioral healthcare facilities and acquiring additional hospitals and facilities and other businesses related thereto (collectively, the "Business");

                  WHEREAS, each Purchaser (other than BA) has previously executed and delivered the Ardent Health Services LLC Limited Liability Company Agreement (as heretofore amended and as the same may be hereafter amended, the "LLC Agreement") pursuant to which each Purchaser received membership interests in the Company consisting of (i) common units ("Common Units"), and (ii) 8% cumulative redeemable preferred units ("Preferred Units") (said Common Units, together with the Preferred Units being hereinafter collectively called the "Units"), as set forth opposite the name of such Purchaser under the headings "Initial Number of Common Units" and "Initial Number of Preferred Units" on Annex I hereto;

                  WHEREAS, BA has executed and delivered a Subscription Agreement dated as of the date hereof (the "BA Subscription Agreement") pursuant to which BA has agreed to sign the LLC Agreement and purchase the number of Units, as set forth opposite the name of BA under the headings "Initial Number of Common Units" and "Initial Number of Preferred Units" on Annex I hereto;

                  WHEREAS, from time to time prior to the Termination Date, subject to the terms and conditions of Section 1.01 hereof, the Purchasers may wish to purchase in the aggregate up to an additional 16,570,193 Common Units and 16,570,193 Preferred Units to finance future acquisitions by the Company, capital expenditures, operating expenses and other general corporate purposes; and

                  WHEREAS, the Company wishes to issue, sell and deliver said additional Units, all on the terms and subject to the conditions hereinafter set forth;

                  NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto hereby agree as follows:

                                    ARTICLE I

                      PURCHASE AND SALE OF ADDITIONAL UNITS

                  SECTION 1.01 The Right to Purchase Additional Units. (a) An aggregate of 16,570,193 Common Units ("Additional Common Units") and an aggregate of 16,570,193 Preferred Units ("Additional Preferred Units," together with the Additional Common Units, "Additional Units") shall be reserved for issuance by the Company from time to time pursuant to this Section 1.01 to the Purchasers.

                  (b) The maximum number of Additional Common Units and Additional Preferred Units that may be purchased by each Purchaser on a Subsequent Closing Date (as hereinafter defined) is set forth opposite the name of such Purchaser on Annex I hereto under the heading "Maximum Number of Additional Common Units" and/or "Maximum Number of Additional Preferred Units," as the case may be. It is understood that any purchase of Additional Units by each Purchaser on a Subsequent Closing Date pursuant to this Section 1.01 shall be made pro rata among the Purchasers in proportion to the maximum amounts listed on Annex I hereto and that such purchase will be comprised of an equal number of Additional Common Units and Additional Preferred Units for that Purchaser.

                  (c) The aggregate number of Additional Common Units and Additional Preferred Units available for purchase by the Purchasers on a Subsequent Closing Date shall be reduced by the aggregate number of Additional Common Units and Additional Preferred Units purchased on any previous Subsequent Closing Date. On the date (the "Termination Date") that is the earlier to occur of (i) such time as the Company shall have consummated an initial public offering of its equity securities registered under the Securities Act of 1933, as amended (the "Securities Act") (an "IPO") and (ii) a Change of Control (as defined hereafter), the number, if any, of Additional Units available for purchase hereunder, after taking into account all reductions thereof, shall no longer be subject to any of the provisions of this Section 1.01.

                  As used in this Section 1.01, the term "Change of Control" shall mean (i) a consolidation or merger of the Company with or into any other unrelated business entity (other than a merger in which the Company is the surviving business entity and which will not result in more than 50% of the units (or other securities) of the Company outstanding being owned of record or beneficially by persons other than the holders of such units or securities immediately prior to such merger), (ii) a sale of all or substantially all of the properties and assets of the Company, taken as a whole, in one transaction or a series of related transactions, to any "person" or "group" other than the Purchasers, or (iii) the acquisition by any "person" or "group" (other than the Purchasers and their respective affiliates) of voting units (or other securities) of the Company representing more than 50% of the voting power of all outstanding voting units (or other securities), whether by way of merger or consolidation or otherwise. The terms "person" and "group" shall have the meanings set forth in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), whether or not applicable.

                  (d) At any time prior to the Termination Date, in the event that the Company desires to finance (w) acquisitions of medical/surgical hospitals or behavioral healthcare facilities, (x) capital expenditures for the business of the Company, including without limitation additional acquisitions,
(y) operating expenses or (z) other general corporate purposes, the Company shall, subject to the approval of its Board of Managers, on any such occasion, notify the Purchasers that it desires financing. Such notice (a "Notice of Financing Event") shall be in writing and shall specify (A) the terms and a general description of the proposed acquisition, development or corporate purpose intended to be financed by the Company, (B) the aggregate amount required to finance such project, (C) the aggregate number of Additional Units (the "Put Units") that would be required to be issued to each Purchaser to finance such project and (D) the date on which the applicable acquisition or other transaction is to be consummated.

                  (e) Within five business days after receipt of a Notice of Financing Event pursuant to paragraph (d) above, WCAS IX may elect, at its sole option, to require the Purchasers to purchase all or a portion of the Put Units by the delivery by WCAS IX of a notice to the Company and each of the other Purchasers (a "Purchase Notice") stating the number of Put Units to be purchased by each Purchaser (which number may, in the aggregate, be less than all of the Put Units) and the Subsequent Closing Date for the issuance and sale of the Put Units. Upon receipt of a Purchase Notice, the Company shall be required to sell such number of Put Units to the Purchasers, and each Purchaser shall be required to purchase its pro rata portion of such number of Put Units, in accordance with
Section 1.02 below. It is understood and agreed that such number of Put Units indicated in such Purchase Notice will be comprised of equal amounts of Additional Common Units and Additional Preferred Units for each individual Purchaser, and that each Purchaser will be allocated Put Units in accordance with the pro rata allocation provisions described in Section 1.01(b) above.

                  (f) It is understood and agreed that WCAS IX shall be entitled, in its sole discretion after consultation with the other Purchasers, to deliver a Purchase Notice to the Company on behalf of the Purchasers to purchase any remaining Additional Units pursuant to this Section 1.01 at any time during the 20-day period prior to the Termination Date, whether or not the Company shall have delivered a Notice of Financing Event.

                  SECTION 1.02 Issuance and Sale of Additional Units, (a) In the event that WCAS IX shall have delivered a Purchase Notice to the Company as specified in Section 1.01(e) or (f) above, subject to the other terms and conditions of this Agreement, then, on the Subsequent Closing Date specified in said Purchase Notice, the Company shall issue and sell to the Purchasers, and the Purchasers shall purchase from the Company, as applicable, the number of Additional Units specified in said Purchase Notice at a purchase price equal to $3.43 per Additional Unit, and the Company shall cause Annex A to the LLC Agreement to be revised to reflect the issuance of the Additional Units being purchased by the Purchasers hereunder.

                  (b) As payment in full for the Additional Units being purchased by it hereunder, each Purchaser shall transfer by wire transfer to the account or accounts designated by the Company on each Subsequent Closing Date an amount equal to the applicable purchase price per Additional Unit referred to in paragraph (a) above multiplied by the applicable number of Additional Units, as the case may be, to be purchased by such Purchaser.

                  SECTION 1.03 Subsequent Closing Dates. Each closing of a sale and purchase of Additional Units shall take place at the offices of Reboul, MacMurray, Hewitt, Maynard & Kristol, 45 Rockefeller Plaza, New York, New York 10111 at 10 a.m., New York time, on such date (which shall not be a day on which banking institutions in the State of New York are required or authorized to close) as shall be specified in any Purchase Notice, or at such other date and time as may be mutually agreed upon between the Purchasers and the Company (each such closing being herein called a "Subsequent Closing" and each such date and time being herein called a "Subsequent Closing Date").

                  SECTION 1.04 Termination of Agreement with Respect to BA. Notwithstanding anything to the contrary contained herein, in the event that the Company terminates the BA Subscription Agreement pursuant to Section 6 thereof, then this Agreement shall, solely with respect to BA, automatically and without any further action on the part of any party hereto, also terminate and be of no further force or effect.

                                   ARTICLE II

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

                  The Company represents and warrants to the Purchasers as follows:

                  SECTION 2.01 Formation and Qualifications. (a) The Company is a limited liability company duly formed, validly existing and in good standing under the laws of the State of Delaware and is duly licensed or qualified in each jurisdiction in which the nature of its business or the ownership of its properties makes such licensing or qualification necessary, except where the failure to be so licensed or qualified would not have a material adverse effect on its ability to carry on its business.

                  (b) Except as set forth in Schedule 2.01 hereto, the Company does not own of record or beneficially, directly or indirectly, (i) any shares of capital stock or securities convertible into capital stock of any corporation or (ii) any participating interest in any other partnership, joint venture or other non-corporate business enterprise.

                  SECTION 2.02 Validity of Agreement and Transactions.

                  (a) Each of (i) the execution and delivery by the Company of this Agreement, (ii) the performance by the Company of its obligations hereunder, (iii) and the contemplated sale, issuance and delivery by the Company of Additional Units will not violate any provision of law, any order of any court or other agency of government, the Company's LLC Agreement, any provision of any indenture, agreement or other instrument to which the Company or any subsidiary is a party or by which it or any of its properties or assets is bound or affected, or conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any such indenture, agreement or other instrument, or result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any of the properties or assets of the Company or any subsidiary.

                  (b) When sold and paid for in accordance with this Agreement, the Additional Units will be validly issued, fully paid and nonassessable units of Common Units and Preferred Units, as the case may be. Neither the issuance, sale and delivery of the Additional Units is subject to any preemptive rights of holders of Units of the Company or to any right of first refusal or other similar right in favor of any person or entity.

                  (c) This Agreement has been duly executed and delivered by the Company and when executed by the other parties hereto will constitute the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject, as to enforcement of remedies, to applicable bankruptcy, insolvency, fraudulent conveyance and similar laws and to limitations on the availability of equitable remedies.

                  SECTION 2.03 Membership Interests. Except as set forth on
Schedule 2.03 hereto or as contemplated by this Agreement or the LLC Agreement,
(i) no subscription, warrant, option, convertible security or other right (contingent or other) to purchase or acquire any Additional Units or any membership interests or other equity interests of the Company or of any subsidiary is authorized or outstanding, (ii) there is not any commitment of the Company or any subsidiary to issue any Additional Units, membership interests or other equity interests, warrants, options or other such rights or to distribute to holders of any class of the Company's or any subsidiary's membership interests or other equity interests, any evidences of indebtedness or assets and
(iii) neither the Company nor any subsidiary has any obligation (contingent or other) to purchase, redeem or otherwise acquire any Additional Units or membership interests or other equity interests or any interest therein or to pay any dividend or make any other distribution in respect thereof.

                  SECTION 2.04 Governmental Approvals. Subject to the accuracy of the representations and warranties of the Purchasers set forth in Article III hereof, no registration or filing with, or consent or approval of, or other action by, any Federal, state or other governmental agency or instrumentality is or will be necessary for the valid execution, delivery and performance by the Company of this Agreement, or the issuance, sale and delivery by the Company of the Additional Units.

                  SECTION 2.05 Offering of the Additional Units. Neither the Company nor any person authorized or employed by the Company as agent, broker, dealer or otherwise in connection with the offering or sale of the Additional Units or any similar securities of the Company has offered any such securities for sale to, or solicited any offers to buy any such securities from, or otherwise approached or negotiated with respect thereto with, any person or persons, under circumstances that involved the use of any form of general advertising or solicitation as such terms are defined in Regulation D of the Securities Act; and, assuming the accuracy of the representations and warranties of the Purchasers set forth in
Article III hereof, neither the Company nor any person acting on the Company's behalf has taken or will take any action (including, without limitation, any offer, issuance or sale of any securities of the Company under circumstances which would require the integration of such transactions with the sale of the Additional Units under the Securities Act or the rules and regulations of the Securities and Exchange Commission thereunder) which would subject the offering, issuance or sale of the Additional units to the Purchasers to the registration provisions of the Securities Act.

                  SECTION 2.06 Legal Actions or Proceedings. No legal action or proceeding shall have been instituted or threatened seeking to restrain, prohibit, invalidate or otherwise affect the consummation of the transactions contemplated hereby.

                                   ARTICLE III

                REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS

                  Each Purchaser represents and warrants to the Company, severally and not jointly, as follows:

                  SECTION 3.01 Authorization. The execution, delivery and performance by such Purchaser of this Agreement and the purchase and receipt by such Purchaser of the Additional Units being purchased by it hereunder have been duly authorized by all requisite action on the part of such Purchaser, and will not violate any provision of law, any order of any court or other agency of government applicable to such Purchaser, or any provision of any indenture, agreement or other instrument by which such Purchaser or any of such Purchaser's properties or assets are bound, or conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any such indenture, agreement or other instrument.

                  SECTION 3.02 Validity. This Agreement has been duly executed and delivered by such Purchaser and constitutes the legal, valid and binding obligation of such Purchaser, enforceable against such Purchaser in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws from time to time in effect affecting the enforcement of creditors' rights generally and to general equity principles.

                  SECTION 3.03 Investment Representations. (a) Such Purchaser is acquiring the Additional Units for its own account, for investment, and not with a view toward the resale or distribution thereof in violation of applicable law.

                  (b) Such Purchaser understands that it must bear the economic risk of its investment for an indefinite period of time because the Additional Units are not registered under the Securities Act or any applicable state securities laws, and may not be resold unless subsequently registered under the Securities Act and such other laws or unless an exemption from such registration is available.

                  (c) Such Purchaser is able to fend for itself in the transactions contemplated by this Agreement and has the ability to bear the economic risks of its investment in the Additional Units being purchased by it for an indefinite period of time. Such Purchaser has had the opportunity to ask questions of, and receive answers from, officers of the Company with respect to the business and financial condition of the Company and the terms and conditions of the offering of the Additional Units and to obtain additional information necessary to verify such information or can acquire it without unreasonable effort or expense.

                  (d) Such Purchaser has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of its investment in the Additional Units. Such Purchaser is an "accredited investor" as such term is defined in Rule 501 of Regulation D under the Securities Act with respect to its purchase of the Additional Units, and that if such Purchaser is a partnership, it has not been formed solely for the purpose of purchasing the Additional Units it is purchasing hereunder (unless each of the partners of such partnership is an accredited investor).

                  SECTION 3.04 Governmental Approvals. No registration or filing with, or consent or approval of, or other action by, any Federal, state or other governmental agency or instrumentality is or will be necessary by such Purchaser for the valid execution, delivery and performance of this Agreement, other than, if applicable, compliance with the requirements of the HSR Act.

                                   ARTICLE IV

                              CONDITIONS PRECEDENT

                  SECTION 4.01 Conditions Precedent to the Obligations of the Purchasers with Respect to Each Subsequent Closing. The obligation of each Purchaser to purchase and pay for the Additional Units being purchased by it on each Subsequent Closing Date is, at its option, subject to the satisfaction, on or before such date, of the following conditions:

                  (a) Consummation of Each Prior Subsequent Closing. On each prior Subsequent Closing Date, the Company shall have issued and sold the Additional Securities being issued and sold on such Subsequent Closing Date.

                  (b) Preliminary Documentation. If applicable, a Notice of Financing Event shall have been given and shall have been delivered to the Additional Purchasers pursuant to

Section 1.0(d).

                  (c) Opinion of Counsel. The Purchasers shall have received from Reboul, MacMurray, Hewitt, Maynard & Kristol (or such other counsel satisfactory to the Purchasers) an opinion dated such Subsequent Closing Date confirming the opinion delivered by such counsel substantially in the form annexed hereto as Annex II, with such other changes as may be required as a result of the transactions contemplated by this Agreement.

                  (d) Representations and Warranties to Be True and Correct. The representations and warranties of the Company set forth herein shall be true and correct as of such Subsequent Closing Date and the Company shall have certified to such effect to the Purchasers in writing.

                  (e) Performance. The Company shall have performed and complied in all material respects with all agreements and conditions contained herein required to be performed or complied with by it prior to or at such Subsequent Closing Date, and the Company shall have certified to such effect to the Purchasers in writing.

                  (f) No Material Adverse Change. Since the Subsequent Closing Date next preceding such Subsequent Closing Date (or in the case of the first Subsequent Closing Date, since the Initial Closing Date), there shall have been no material adverse change in the properties, assets, condition (financial or other), prospects, operating results or business of the Company and its subsidiaries taken as a whole, and the Company shall have certified to such effect to the Purchasers in writing.

                  (g) All Proceedings to Be Satisfactory. All proceedings to be taken by the Company and all waivers and consents to be obtained by the Company in connection with the transactions contemplated hereby and all documents incident thereto shall be satisfactory in form and substance to the Purchasers and their counsel, and the Purchasers and said counsel shall have received all such counterpart originals or certified or other copies of such documents as they may reasonably request.

                  (h) Supporting Documents. On or prior to such Subsequent Closing Date the Purchasers and their counsel shall have received copies of the following supporting documents:

                  (i) (x) copies of the Certificate of Formation of the Company, and all amendments thereto, certified as of a recent date by the Secretary of State of the State of Delaware, and
                  (y) a certificate of said Secretary dated as of a recent date as to the due formation and good standing of the Company and listing all documents of the Company on file with said Secretary;

                  (ii) a certificate of the Secretary or an Assistant Secretary of the Company dated the Subsequent Closing Date and certifying (w) that attached thereto is a true and complete copy of the Limited Liability Company Agreement of the Company as in effect on the date of such certification; (x) that attached thereto is a true and complete copy of resolutions adopted by the Board of Managers of the Company authorizing the execution, delivery and performance of this Agreement and the issuance, sale and delivery of the Additional Units, and that all such resolutions are still in full force and effect and are all the resolutions adopted in connection with the transactions contemplated by this Agreement; (y) that the Certificate of Formation of the Company has not been amended since the date of the last amendment referred to in the certificate delivered pursuant to clause (h)(i)(x) above; and (z) as to the incumbency and specimen signature of each officer of the Company executing this Agreement, and the certificates representing the Additional Units and any certificate or instrument furnished pursuant hereto, and a certification by another officer of the Company as to the incumbency and signature of the officer signing the certificate referred to in this paragraph (ii); and

                  (iii) such additional supporting documents and other information with respect to the operations and affairs of the Company as the Purchasers or their counsel may reasonably request.

                  All such documents shall be satisfactory in form and substance to the Purchasers and their counsel.

                  In the event that the Certificate of Formation of the Company and/or the LLC Agreement shall not have been amended since the previous Subsequent Closing Date, the Company may, in lieu of furnishing such documents, cause the certificate with respect thereto contemplated by paragraphs 4.01(h)(i) and 4.01(h)(ii) above to be replaced by a certificate as to the fact that such documents were previously furnished and as to the absence of any amendments thereto.

                  (i) Consents. The Company shall have obtained all consents required to be obtained pursuant to Section 5.01 hereof.

                  SECTION 4.02 Conditions to the Obligations of the Company with Respect to Each Subsequent Closing. The obligations of the Company to issue and sell the Additional Units on each Subsequent Closing Date are, at its option, subject to the satisfaction, on or before such date, of the following conditions:

                  (a) Consummation of Each Prior Subsequent Closing. On each prior Subsequent Closing Date, the Purchasers shall have purchased and paid for the Additional Units being issued and sold on such Subsequent Closing Date.

                  (b) Purchase Notice. A Purchase Notice shall have been given pursuant to

Section 1.01(e) or (f) above, as applicable.

                  (c) Representations and Warranties to Be True and Correct. The representations and warranties contained in Article III hereof shall be true and correct in all material respects on such Subsequent Closing Date with the same effect as though such representations and warranties had been made on and as of such date, and each Purchaser shall have certified to such effect to the Company in writing.

                  (d) Performance. Each Purchaser shall have performed and complied in all material respects with all agreements and conditions contained herein required to be performed or complied with by it prior to or at such Subsequent Closing Date, and each Purchaser shall have certified to such effect to the Company in writing.

                   (e) All Proceedings to Be Satisfactory. All corporate or partnership and other proceedings to be taken by each Purchaser and all waivers and consents to be obtained by any Purchaser in connection with the transactions contemplated hereby and all documents incident thereto shall be satisfactory in form and substance to the Company and its counsel.

                                    ARTICLE V

                                    COVENANTS

                  SECTION 5.01 Consents and Approvals. Prior to each Subsequent Closing Date the Company shall promptly apply for or otherwise seek and use its best efforts to obtain all authorizations, consents, waivers and approvals (whether by or from any person, entity, court or governmental agency or authority) as may be required in connection with the consummation of this Agreement and the transactions contemplated hereby.

                  SECTION 5.02 Compliance with Laws. The Company shall comply, and shall cause each of its subsidiaries to comply, with all applicable laws, rules, regulations and orders, the noncompliance with which could have a material adverse effect on the properties, assets, condition (financial or other), prospects, operating results or business of the Company and its subsidiaries taken as a whole.

                  SECTION 5,03 Notice of Certain Events. (a) The Company shall give the Purchasers prompt notice of (i) the occurrence, or failure to occur, of any event that the Company believes would be likely to (x) cause any of the representations or warranties of the Company contained in this Agreement to be untrue or inaccurate in any material respect at any time from the date hereof,
(y) cause any covenant, condition or agreement contained in this Agreement not to be complied with or satisfied in any material respect or (z) result in any material adverse effect on the properties, assets, condition (financial or other), prospects, operating results or business of the Company and its subsidiaries taken as a whole, (ii) any failure of the Company, or any officer, director, employee or agent thereof, to comply in any material respect with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it hereunder, (iii) any event of default under any agreement with respect to indebtedness for borrowed money or a purchase money obligation, and any event which, upon notice or lapse of time or both, would constitute such an event of default, that would permit the holder of such indebtedness or obligation to accelerate the maturity thereof, (iv) any claim, action, suit or proceeding at law or in equity or by or before any governmental instrumentality or agency which, if adversely determined, would materially impair the ability of the Company to carry on its business substantially as now or then conducted.

                  (b) For purposes of permitting the Purchasers to purchase any Additional Shares prior to the Termination Date pursuant to Section 1.01(f) hereof, the Company shall give the Purchasers notice of an IPO or a Change of Control Event at least 20 days prior to the consummation of an IPO or Change of Control Event.

                  SECTION 5.04 Use of Proceeds. The Company shall use the proceeds from the sale of the Additional Units hereunder in accordance with the applicable Notice of Financing Event.

                                   ARTICLE VI

                                  MISCELLANEOUS

                  SECTION 6.01 Expenses, Etc. The Company shall pay its own expenses and all fees and expenses of the Purchasers incident to the negotiation, preparation and execution of this Agreement, including the fees and expenses of counsel, accountants or other advisors.

                  SECTION 6.02 Survival of Agreements. All covenants, agreements, representations and warranties made herein shall survive the execution and delivery of this Agreement and the issuance, sale and delivery of the Additional Units pursuant hereto and all statements contained in any certificate or other instrument delivered by the Company hereunder shall be deemed to constitute representations and warranties made by the Company.

                  SECTION 6.03 Parties in Interest. All covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto whether so expressed or not.

                  SECTION 6.04 Notices. Any notice or other communications required or permitted hereunder shall be deemed to be sufficient if contained in a written instrument delivered in person or by overnight courier or duly sent by first class certified mail, postage prepaid, or by facsimile addressed to such party at the address or facsimile number set forth below:

                  if to the Company, to:

                           Ardent Health Services LLC
                           102 Woodmont Boulevard
                           Suite 800
                           Nashville, TN 37205
                           Facsimile: (615) 843-3419
                           Attention: General Counsel

                  if to any party who is a member of WCAS, to such party at:

                           c/o Welsh, Carson, Anderson & Stowe
                           320 Park Avenue
                           Suite 2500
                           New York, NY 10022
                           Facsimile: (212) 893-9575
                           Attention: Mr. Russell L. Carson

                           with a copy to:

                           Reboul, MacMurray, Hewitt, Maynard & Kristol
                           45 Rockefeller Plaza
                           New York, NY 10011
                           Facsimile: (212) 841-5725
                           Attention: Othon A. Prounis, Esq.

                  if to FFT, to:

                           FFT Partners II, L.P.
                           The Mill
                           10 Glenville Street
                           Greenwich, CT 06831
                           Facsimile: (203) 532-8016
                           Attention: Mr. Carlos Ferrer

                           with a copy to:

                           Goodwin Procter LLP
                           Exchange Place
                           Boston, MA 02109
                           Facsimile: (617) 523-1231
                           Attention: Kevin M. Dennis, P.C.

                  if to BA, to:

                           BancAmerica Capital Investors I, L.P.
                           100 North Tryon Street, Suite 2500
                           Charlotte, NC 28255
                           Facsimile: (704) 386-8649
                           Attention: Mr. Walker L. Poole

or, in any case, at such other address or addresses as shall have been furnished in writing by such party to the other parties hereto. All such notices, requests, consents and other communications shall be deemed to have been received (a) in the case of personal or courier delivery, on the date of such delivery, (b) in the case of mailing, on the fifth business day following the date of such, mailing and (c) in the case of facsimile, when received.

                  SECTION 6.05 Entire Agreement; Modifications. This Agreement (including the Annexes and Schedules hereto) constitutes the entire agreement of the parties with respect to the subject matter hereof and may not be amended or modified nor any provisions waived except in a writing signed by each party hereto.

                  SECTION 6.06 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                  SECTION 6.07 Assignment. This Agreement may not be assigned by the Company or the Purchasers without the prior written consent of the Company and each of the Purchasers.

                  SECTION 6.08 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

                                    ********

                  IN WITNESS WHEREOF, the Company and the Purchasers have executed this Agreement as of the day and year first above written.

                                    ARDENT HEALTH SERVICES LLC

                                    By: /s/ David T. Vandewater
                                        -------------------------------------
                                        David T. Vandewater
                                        President and Chief Executive Officer

                                    PURCHASERS:

                                    WELSH, CARSON, ANDERSON & STOWE IX, L.P.
                                    By: WCAS IX Associates, L.L.C.,
                                        General Partner

                                    By: /s/ Jonathan M. Rather
                                        --------------------------------------
                                                 Managing Member

                                    John Almeida
                                    Bruce K. Anderson
                                    Russell L. Carson
                                    John Clark
                                    Anthony J. de Nicola
                                    Michael Donovan
                                    Michael Gerstmer
                                    Eric J. Lee
                                    D. Scott Mackesy
                                    IRA - f/b/o James R. Matthews
                                    Thomas E. McInerney
                                    Scott McLellan
                                    Robert A. Minicucci
                                    Paul B. Queally
                                    IRA - f/b/o Jonathan M. Rather
                                    Lawrence B. Sorrel
                                    Sanjay Swani
                                    Sean Traynor
                                    Patrick J. Welsh
                                    Kenneth Melkus
                                    Melkus Family Foundation
                                    Lauren Evelyn Melkus Trust

                                    By: /s/ Jonathan M. Rather
                                        ------------------------------------
                                        Jonathan M. Rather,
                                        Individually and as Attorney-in-Fact

                                    WCAS HEALTHCARE PARTNERS, L.P.
                                    By: WCAS HP Partners, General Partner

                                    By: /s/ Jonathan M. Rather
                                        --------------------------------------
                                        Jonathan M. Rather
                                        Attorney-in-Fact

                                    FFT PARTNERS II, L.P.
                                    By FFT GP II, LLC, General Partner

                                    By: /s/ Carlos A. Ferrer
                                        --------------------------------------
                                        Name: Carlos A. Ferrer
                                        Title: Member

                                    BANCAMERICA CAPITAL INVESTORS I, L.P.

                                    By: BancAmerica Capital Management I, L.P.,
                                            its general partner

                                    By: BACM I GP, LLC,
                                            its general partner

                                    By: /s/ Walker L. Poole
                                        -------------------------------------
                                        Walker L. Poole
                                        Member

                                     ANNEX I

                             [Intentionally Omitted]

                                                                        ANNEX II

         FORM OF OPINION OF REBOUL, MacMURRAY, HEWITT, MAYNARD & KRISTOL

                               September [ ], 2001

To FFT Partners II, L.P.
and BancAmerica Capital Investors I, L.P.

                           Ardent Health Services LLC

Dear Sirs:

                  We have acted as counsel for Ardent Health Services LLC, a Delaware limited liability company (the "Company"), in connection with (i) the formation of the Company as a limited liability company under the laws of the State of Delaware, (ii) the execution and delivery of the Limited Liability Company Agreement of the Company (the "Limited Liability Company Agreement") and
(iii) the private placement of the Company's membership interests to FFT Partners II, L.P. ("FFT") and BancAmerica Capital Investors I, L.P. ("BancAmerica") pursuant to the Subscription Agreement among the Company and Welsh, Carson, Anderson & Stowe IX, L.P. ("WCAS IX"), FFT, BancAmerica and the several other purchasers listed on Annex I thereto (together with FFT, WCAS IX and BancAmerica, the "Purchasers"), dated as of September 25, 2001 (the "Subscription Agreement"). Except as otherwise defined herein, all capitalized terms are used with the meanings provided in the Subscription Agreement.

                  In that connection, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such records, documents and other instruments and certificates of the Company as we have deemed necessary or appropriate for the purposes of this opinion, including (a) executed counterparts of the Limited Liability Company Agreement, (b) the completed and signed Subscription Agreement and (c) the Certificate of Formation of the Company filed in the Office of the Secretary of State of the State of Delaware on June [ ], 2001.

                  In rendering the opinions set forth below, we have assumed that (i) the Limited Liability Company Agreement and the Subscription Agreement have been duly authorized, executed and delivered by each of the Purchaser signatories thereto, (ii) the signatures of the Purchasers on all documents examined by us are genuine and (iii) the Company will be operated for the purposes set forth in the Limited Liability Company Agreement and in accordance with the terms and provisions of the Limited Liability Company Agreement and the Delaware Limited Liability Company Act (as referred to in paragraph (1) below).

                  In addition, we have relied, as to certain factual matters relating to the Company, upon the representations, warranties and covenants as set forth in the Limited Liability Company Agreement and the Subscription Agreement, and as to certain factual matters relating to the Company and its members, upon statements and certificates provided to us by the Company.

                  Based on and subject to the foregoing, we are of the opinion as follows:

                  (1) The Company (i) has been duly and validly formed and is validly existing as a limited liability company under the Delaware Limited Liability Company Act, as set forth in Title 6, Chapter 18 of the Delaware Code (the "Delaware Limited Liability Company Act"), (ii) has the requisite power and authority to execute and deliver the Subscription Agreement and the Limited Liability Company Agreement and perform its obligations thereunder, and (iii) is in good standing as a limited liability company in the State of Delaware.

                  (2) The Certificate of Formation of the Company has been duly filed with the Office of the Secretary of State of the State of Delaware and contains all of the terms and provisions that are required by the Delaware Limited Liability Company Act to be included therein.

                  (3) Each of the FFT and BancAmerica has become a member of the Company in accordance with the Limited Liability Company Agreement and the Delaware Limited Liability Company Act.

                  (4) The execution and delivery by the Company of each of the Limited Liability Company Agreement and the Subscription Agreement do not, and the performance thereof in accordance with their respective terms will not, result in the violation of any law or regulation applicable to the Company or any of its properties or assets, or, to our knowledge after due inquiry, do not, and will not, (i) constitute a default under or conflict with any contract, indenture, agreement, instrument, mortgage, judgment, decree, or order applicable to the Company or (ii) result in the creation of any mortgage, lien, encumbrance or charge upon any of its properties or assets.

                  (5) Each of the Limited Liability Company Agreement and the Subscription Agreement has been duly and validly executed and delivered by the Company, and constitutes the legal, valid and binding obligation of the Company, enforceable in accordance with its terms.

                  (6) To our knowledge, there is no action, suit, arbitration, governmental investigation, inquiry or proceeding (including, without limitation, proceedings under any applicable federal or state bankruptcy, insolvency or other similar law) by or before any court, arbitration panel, agency or other governmental authority pending or threatened against the Company which challenges or would challenge the validity or purpose of the Company or could have a material adverse effect on the respective activities or assets of the Company or on its ability to perform its obligations under the Subscription Agreement or the Limited Liability Company Agreement, as applicable.

                  The opinions expressed in paragraph (5) above, to the extent they relate to the enforceability of any agreement or obligation, are subject to applicable bankruptcy, reorganization, insolvency and similar laws affecting creditors' rights generally and to moratorium laws from time to time in effect, and insofar as the same involve the enforceability of obligations other than for the payment of money, to principles of equity applicable to the remedy of specific performance.

                  We are admitted to practice in the State of New York, and we express no opinion herein as to any matters governed by any laws other than the laws of the State of New York, the limited liability company, limited partnership and corporation laws of the State of Delaware, and the federal laws of the United States.

                                      Very truly yours,

                                  SCHEDULE 2.01

                  COMPANY OWNERSHIP OF STOCK OR OTHER INTERESTS

                  Behavioral Healthcare Corporation and its subsidiaries Ardent Medical Services, Inc. and its subsidiaries
                  AHS Management Company
                  BHC Acquisition Corp.

                                  SCHEDULE 2.03

                              MEMBERSHIP INTERESTS

                  The Company has reserved 12% of the outstanding Common Units for grants under the Ardent Health Services LLC and its Subsidiaries Option and Restricted Unit Purchase Plan.